PROVO INTERNATIONAL Inc.
                          One Blue Hill Plaza, POB 1548
                              Pearl River, NY 10965
                                  845-623-8553


                                                               February 25, 2005


Mr. James Mollen
Associate Director - Listing Qualifications
American Stock Exchange
86 Trinity Place
New York, NY 10006

RE:      Notification of Continued Listing Deficiencies
         Proposed Company Plan of Compliance


Dear Mr. Mollen:

     I am in receipt of your letter of January 18, 2005, notifying the company of certain continued listing deficiencies.(1) I respectfully submit this correspondence and attached exhibits in response thereto, and as our plan, on behalf of Provo International Inc. (formerly Frontline Communications Corp., hereinafter "Provo"), to bring the company back into compliance with the continued listing standards of the American Stock Exchange. Exhibits referred to herein are attached hereto and identified as "Exhibit A" through "Exhibit N".

     First, a brief explanation of the company's overall business plan is necessary both as an introduction to the specific corporate and compliance strategies detailed below, and as an explanation as to why the company has elected to focus primarily on the equity requirements of the continued listing standards of the American Stock Exchange in this plan of compliance.


--------

(1) For summary purposes, the company has been notified that it has failed to meet the minimum shareholders equity requirements with specific operational losses, has failed to file a required additional listing application, and should implement a reverse stock split to address the low price per share of its common stock. Each of these three compliance matters are addressed in this response in separate sections below.

Provo International Inc.
February 25, 2005
Page 2 of 31

     Provo has always been an innovative, technology oriented company. Provo became involved in internet related services early in the internet cycle, and expanded into other technology related fields as the internet became more common. The company recently completed the development of its payroll and cash transfer card (the "Provo Paycard"), the plan for which was acquired as part of the Provo Mexico acquisition detailed in the "Corporate Background" section below.(2) Simultaneously, the company began divesting itself of most of its older internet related products and services. The company intends to continue the introduction of the Provo Paycard, and to engage in multiple acquisitions(3) and licensing ventures in other related areas of anti-terrorism and homeland security. Numerous potential targets are currently in various stages of negotiation, and a letter of intent to license and develop an additional product line in this field has been executed(4) (see exhibit "A" included herewith). It is anticipated that these license transactions and acquisitions will include both development stage products and services, as well as revenue producing products and services.

     However, because specific acquisition targets are extremely difficult to identify and discuss with a reasonable degree of certainty until legal documents are executed, for the purposes of describing the company's core plan and resultant goals as regarding shareholder equity and operational losses, this compliance plan focuses primarily on the $6 million shareholder equity


-----------------

(2) The company's cash/payroll card (hereinafter "Provo Paycard"), is a line of products and services directed at the roughly 13% of the U.S. population who do not have checking accounts. The Provo Paycard is used as a payroll and cash card, which, inter alia, allows for the transfer of money, both domestically and internationally, in compliance with Title III of the United State Patriot Act, known as the "International Money Laundering Abatement and Financial Anti-Terrorism Act of 2001".

(3) The company has vast experience in successfully negotiating and closing acquisitions, as evidenced in the attached annual reports. Moreover, the company's previous efforts to grow revenue and reach profitability through acquisitions were proving extremely effective, until the somewhat unexpected loss of a substantial amount of the revenue and profits of Provo Mexico within a short time after being acquired by the company.

(4) A letter of intent has been executed by the company and University College Cardiff Consultants Ltd. describing the terms upon which the company will license from Cardiff University a compound for use against viral agents of bio-terror, specifically involving the small pox virus. This will be the second product line in which the company will become involved dealing with issues of terrorism prevention and anti-terrorist activities, commonly referred to as matters of "homeland security", the first being the Provo Paycard. Further explanation of this direction of the company is detailed in the section entitled "Corporate Background", below.

Provo International Inc.
February 25, 2005
Page 3 of 31

requirement(5) and the planned financings which are anticipated. Thus, the projected quarterly financial statements included herein for the first half of the plan period (9 months) reference only the various financing and equity goals as measurable thresholds for each period, with operations running at nominal levels. Moderate increases in revenue from operations are included subsequent to that period based upon moderate growth of revenue producing operations (primarily the Paycard) and modest revenue producing acquisitions. Nonetheless, as recommended in the Company Guide, estimates of revenue and profit increases (loss decreases) even for the earlier periods are footnoted throughout as strategic alternatives and contingencies in the event critical financing and shareholder equity accomplishments are not met as planned.

        Financing for these various projects as well as for general corporate purposes in the amount of a minimum of $8.5 million over the plan period has been agreed to in principle with a number of financing groups which have participated in numerous equity financings with the company in the past (see exhibit "B", financing term sheet). The estimated closing periods and amounts for each financing segment are set forth in the appropriate quarterly projections below.


                             A. CORPORATE BACKGROUND

         The mission of Provo has remained consistent since the company's inception in 1995, though the means of implementation and execution have varied. The fundamental goal of Provo is to create revenue and profits through the development and application of new technology product and service solutions to contemporary economic opportunities. The company's motto, "Solutions through Technology", accurately represents the broad company belief that a particular industry or business line is not our critical focus, rather, that the ability to obtain and/or develop technological solutions to any emerging or growing business opportunity is the key to success.(6)



-------------------

(5) Specifically, your attention is respectfully directed to Section 1003(a)(ii) of the Company Guide, which requires a minimum of $6 million in shareholders equity when a company has experienced 5 consecutive years of operational losses, as is anticipated here upon filing year end 2004 financial statements.

(6) This concept is clearly exhibited in an historical review of the myriad products and services in which Provo has been involved. For example, the company has been involved in the sale of internet bandwidth, the distribution of calling cards, the development of a wireless data satellite system, and more recently in the area of homeland security, cash

Provo International Inc.
February 25, 2005
Page 4 of 31




         Provo began operations in 1995 as a regional internet service provider, offering internet access, website design, web hosting, and related services to residential and small business customers throughout the Northeast United States, and, through a network partnership agreement, internet access to customers nationwide. In accordance with the company's mission statement, these products and services were developed in the very early stages of the internet "explosion" and kept the company on the leading edge of wired and wireless technology.

         In preparation for and anticipation of the company's initial public offering in 1998, during February of 1997, we reorganized as a Delaware corporation with offices at One Blue Hill Plaza, Pearl River, New York, 10965.

         From 1998 through 2000, primarily through 18 acquisitions in the same or related business areas, the company's revenue grew from $30,000 per month to over $400,000 per month (see exhibits "C", "D" and "E" attached hereto). Revenue for the calendar years ending in 1998, 1999, and 2000 was $575,000, $3 million, and $5.3 million, respectively. Year end shareholder equity for the same three year period was $5 million, $4.3 million, and $5.8 million, respectively.

         In the latter part of 2001, and early 2002, the company began to eliminate certain less advanced products and services which were becoming more readily available in the marketplace, and developed a broadband wireless satellite internet access product line to our group of services. The company was one of the first in the Country to offer this type of technology to consumers and small businesses, effectively solving distance limitations of other available wired broadband products.

--------------------------------------------------------------------------------
     transactions and international cash transfers within the guidelines of the United States Patriotic Act. Although many of the underlying products and services seem to be in different industries and sectors, Provo's role has been consistent - enter an emerging area of business with substantial growth potential, and develop or acquire, then implement, technological improvements and advancements to leverage the potential success and profitability of that business. The common thread in all of these products, services and industries in which we have been involved is the need for technological solutions to overcome inefficiencies and business barriers.

Provo International Inc.
February 25, 2005
Page 5 of 31



         Year end revenue for the calendar years ending 2001 and 2002 was $6.5 million and $5 million, respectively (see exhibits "F" and "G" attached hereto). Year end shareholder equity for the same two year period was [$1 million](deficiency), and [$2 million](deficiency).

         Toward the end of 2002, the company sought additional business opportunities which would allow it to continue its growth through the concept of applying technological solutions to existing or developing business opportunities. In this regard, the company identified Proyecciones y Ventas Organizadas, S.A. de C.V., based out of Mexico City, Mexico (hereinafter referred to as "Provo Mexico"). The company's interest in Mexico was threefold:
1) first, at the time the company negotiated the acquisition, Provo Mexico had annual operating revenue of $100 million, and an operating profit of $800,000, primarily from the sale and distribution of calling cards and cell phone calling cards in Mexico; 2) secondly, it was clear that Provo Mexico had virtually no technology based systems in place, lending itself greatly to the possibility of substantially increased profit margins with the implementation of even the most basic technological business solutions; and 3) most importantly to Provo, Provo Mexico had spent almost 2 years developing a completely new business line, referred to as its "Cash Card" program (the "Provo Paycard"), and although 90% completed, was prevented from finishing the development of the program and launching it in a commercially viable manner as a result of their inability to obtain the necessary technological and intellectual property solutions it required.

         As described further at footnote "2" above, the Provo Paycard program refers to a broad line of products and services, including prepaid cash and credit cards, direct deposit payroll cards, and numerous other forms of electronic payroll and money transfer procedures. A complete listing of the full array of services are included herewith at exhibit "H". As noted, the company's fundamental interest, however, was the ability of the product line to allow users to transfer money, both domestically and internationally, in compliance with Title III of the United States Patriot Act, known as the "International Money Laundering Abatement and Financial Anti-Terrorism Act of 2001". The company completed the development of the Paycard, and has commenced sales, marketing and distribution.

Provo International Inc.
February 25, 2005
Page 6 of 31

         On April 3, 2003, the company issued 220,000 shares of preferred convertible stock to the shareholders of Provo Mexico, convertible into 22 million shares of common stock, in exchange for all of the issued and outstanding shares of Provo Mexico. The acquisition included existing Provo Mexico Operations, as well as all rights to the Provo Paycard program. Revenue for the calendar year ending 2003 was $58.2 million, and year end shareholder equity was $3.4 million (see exhibit "I" attached hereto). Revenue for the 6 month period ending June 30, 2004 was $32.8 million, and shareholder equity at June 30, 2004 was $5.2 million (see exhibit "J").


           B. FACTORS LEADING TO THE COMPANY FALLING OUT OF COMPLIANCE

         Upon closing of the acquisition of Provo Mexico, the company intended to divest itself of its "low tech" and widely available services, including the dial up internet access portion of its business, and the specialized web sites products, and operate two divisions. The Provo Mexico division was to focus on the operational aspects of the business, including marketing, sales and distribution, with the ultimate plan of expanding its existing distribution network into the United States. The Provo U.S. division was to concentrate on the continued development and implementation of technology related products and solutions, especially the Provo Paycard and the international cash transfer portion of the business. A longer term goal was, and continues to be, the expansion the company's technology efforts into other areas of homeland security and anti-terrorist products and services, such as biometrics and cryptology.

         The technology side of the Provo Mexico acquisition plan progressed as intended, with the Paycard program being completed and in the process of being launched. However, the operating side of the strategy met with much less success, facing numerous unexpected and substantial issues and costs, both operationally and administratively.

         Operationally, soon after the acquisition closed, the relationship between Provo Mexico and their primary supplier of calling cards, Telefonos de Mexico (hereinafter "Telmex"), inexplicably and substantially deteriorated. In this regard, it became necessary for the company to satisfy a $6.9 million credit balance owed to Telmex, which had previously been a revolving credit line used by Provo Mexico for the purchase of calling cards. As a result, on April 7, 2004, Provo Mexico entered into a settlement agreement whereby it transferred certain company properties and vehicles to Telmex in return for the satisfaction of that debt. That agreement required Provo Mexico to cease distribution of Telmex prepaid phone cards as of May, 2004, which equated to over 50% of Provo Mexico's total sales.

Provo International Inc.
February 25, 2005
Page 7 of 31

         Administratively, the auditing of Provo Mexico's books and records proved to be extremely difficult and unreasonably costly. The time constraints for the filing of financial reports for a U.S. public company turned out to be very difficult for the auditors in Mexico to meet (see exhibit "K", form 8K previously filed by the company reporting a late financial filing). Moreover, the auditing firm the company was using at the time, B.D.O. Seidman, effectively required a full audit review by their U.S. offices after completion of the full audit by their Mexican affiliate, resulting in even further delays, missed timelines, and costs almost double those estimated and expected, ending up in the hundreds of thousands of dollars (see exhibit "L", billing statements of BDO Mexico).

         For these reasons, among numerous others, the company determined it would be in the best interests of its shareholders if the acquisition of Provo Mexico was unwound, provided, however, the company retained all rights to the Paycard program. Thus, in July of 2004, the company entered into an agreement with the former shareholders of Provo Mexico to sell back to them Provo Mexico, except the Paycard program, in exchange for substantially all of the preferred and common shares of stock issued to them in the original acquisition (see exhibit "M", Provo Mexico unwind agreement). The measurement date for the disposal of the Provo Mexico assets for financial reporting purposes has been established as December 31, 2004.

Provo International Inc.
February 25, 2005
Page 8 of 31



C. CURRENT CONDITION OF COMPANY and SPECIFIC AREAS IN WHICH THE COMPANY IS NOT IN COMPLIANCE

         As a result of the Telmex settlement described above(7), revenue decreased from $10 million for the three months ending June 30, 2004, to $4.5 million for the three months ended September 30, 2004 (see exhibits "J" and "N", respectively). The company went from a net profit of $900,000 for the three months ended June 30, 2004, to a net loss of [$5.5 million] for the three months ended September 30, 2004.

         Furthermore, primarily as a result of the company recognizing the impairment of $4.8 million in goodwill from the Provo Mexico acquisition in anticipation of the signing of the unwind agreement, shareholder equity went from $5.2 million at June 30, 2004, to [$308,000] (deficiency) at September 30, 2004. It is respectfully submitted that this event alone is primarily responsible for the company's current non-compliance with the continued listing standards of the American Stock Exchange.

         It is anticipated that the company will recognize the unwind of the Provo Mexico transaction as of December 31, 2004. Upon completion of that unwind, the company will lose a substantial portion of its revenue. Thus, although the company will report substantial revenue for the 12 months ending December 31, 2004, for the purposes of this compliance plan, the company will project nominal revenue for the first 9 months of the plan, based upon existing non-Provo Mexico operations.

         In the event this plan is not ultimately accepted by the staff, and thereafter implemented by the company, it is believed that the deficit in shareholder's equity as of March 31, 2005 would be [$800,000]. This deficit is based upon: 1) the actual shareholder's deficit at September 30, 2004 of [$308,000], 2) the affect of the Provo Mexico unwind; 3) an anticipated $208,000 gain on the sale of certain assets during the 3 months ending December 31, 2004, and 4) the projected loss from operations of approximately $200,000 for the 3 months ending March 31, 2005. The projected income statement and balance sheet for the 3 months ending March 31, 2005 under these circumstances would be as follows:


-------------------

(7) As stated above, the Telmex matter and subsequent settlement was also a substantial factor in the decision to unwind the acquisition.

Provo International Inc.
February 25, 2005
Page 9 of 31



        Projected Income Statemen

US $ 000's
                                  31-Mar-05
                                 -----------
Revenues                               150

Cost of Revenues                       (85)
Selling, general & admin*             (240)

                                 -----------
EBITDA                                (175)

Depreciation & amortization              0

Interest                               (25)

Taxes                                    0

                                 -----------
Net Income                            (200)
                                 ===========

SG&A represents approximately $180,000 in corporate overhead and expenses, including legal and accounting, and an additional $60,000 relating to actual operations.


                                 Projected Balance Sheet
US $ 000's
                                    30-Sep-04     Provo Mx     Projected       Quarter 1
                                    Historical     Unwind     31-Dec-04*       31-Mar-05
ASSETS

Current assets                            5,016      (4,848)          376              176

Property & Equipment-net                    186        (113)           73               73

Goodwill                                    487        (487)            0                0

Other assets                                549        (461)           88               88

                                   ------------- ------------ ------------    -------------
                                          6,238      (5,909)          537              337
                                   ============= ============ ============    =============
LIABIITIES & STOCKHOLDER'S EQUITY

Current liabilities                       5,679      (5,249)          430              430

Debt                                        867        (160)          707              707

Equity                                    (308)        (500)        (600)            (800)

                                   ------------- ------------ ------------    -------------
                                          6,238      (5,909)          537              337
                                   ============= ============ ============    =============

         * Includes gain of $208,000 from asset sale during period

         These results as regarding shareholder equity will be substantially improved upon staff's acceptance of this plan of compliance, and the company's commencement of execution thereof, as described in the detailed strategic plan of compliance set forth below.

Provo International Inc.
February 25, 2005
Page 10 of 31



         Specifically, the company is not in compliance with the following sections of the Amex Company Guide (the "Company Guide"):

                  Shareholder Equity and Losses from Operations


         Section 1003(a)(i):   shareholders equity less than $2,000,000; and

                               losses from continuing operations and/or net losses in the last two of three years;

         Section 1003(a)(ii):  shareholders equity less than $4,000,000 and losses from continuing operations and/or net losses in the last three of four years; and

         Section 1003(a)(iv): losses so substantial in relation to operations or its existing financial resources, or financial condition has become so impaired, it is questionable whether the company will be able to continue or meet its obligations as they mature.


         In addition to the above, as a result of the unwinding of the Provo Mexico acquisition, the company believes it will report for the calendar year ending 2004 a net loss from operations, and shareholder equity of less than $6 million. Thus, the company will also fail to comply with the following section of the Company Guide:

Provo International Inc.
February 25, 2005
Page 11 of 31


         Section 1003(a)(iii):      shareholders equity less than $6,000,000 and

                                    losses from continuing operations for five consecutive years.

                                    Listing of Additional Shares

         Section                    301:  Appearance  that company issued shares
                                    without   filing  a  Listing  of  Additional
                                    Shares Application (LAS).

                                    Low Per Share Stock Price

         Section 1003(f)(v): Low selling price of stock requiring reverse stock split

         As in the past, management is confident that it is fully capable of overcoming the current adverse situation, and can bring the company back into compliance with the continued listing standards of the Exchange, as outlined and detailed below.

         For the purposes of this plan of compliance, and in order to facilitate the review of this plan by American Stock Exchange staff members, the above deficiencies will be addressed below in three sections, under the heading "Compliance Plan - Overview", and entitled: 1) "Strategic Plan of Compliance as Relating to Shareholder's Equity and Losses from Operations"; 2) "Response Relating to Section 301 Compliance Regarding the Listing of Additional Shares"; and 3) "Strategic Plan of Compliance as Relating to the Low Per Share Stock Price of the Company".


                          D. COMPLIANCE PLAN - OVERVIEW

         For the reasons set forth hereinabove, the first 9 months of this plan as relating to shareholder's equity and losses from operations are based upon the equity financing of the company's current developing technologies, nominal revenue from existing operations, and $200,000 per quarter in operating losses, which includes normal operating expenses as well as legal, accounting and auditing fees necessary for the company's required SEC and AMEX filings. Thereafter, revenue produced from its Paycard division, and its other existing business divisions developed internally and through revenue producing acquisitions, will be reflected as indicated.

         The plans relating to the per share stock price and additional listing application which follow this section are self explanatory, with appropriate timeframes set forth therein.

Provo International Inc.
February 25, 2005
Page 12 of 31


1. STRATEGIC PLAN OF COMPLIANCE AS RELATING TO SHAREHOLDER'S EQUITY AND LOSSES FROM OPERATIONS

                         3 Months Ending March 31, 2005

         During the 3 month period ending March 31, 2005, the company will engage in a substantial amount of planning and approval processes. In addition, the company will finalize the various charges to equity reflecting the unwind of the Provo Mexico acquisition, begin its plan to negotiate the conversion of certain existing debt to equity, and close on additional equity financing.

         Specifically, the company will finalize this plan of compliance with staff of the American Stock Exchange (herinafter "AMEX", or "Staff"), make required and suggested amendments, provide staff with copies of all requisite board resolutions related hereto, and publicly announce the status hereof when appropriate.

         Thereafter, the Board of Directors will begin the process necessary to obtain shareholder approval for the Provo Mexico unwind, and the proposed financing, if necessary, as well as authorize the preparation and mailing of necessary proxy and/or informational proxy material.(8) It is anticipated that the company will obtain the requisite shareholder approval by written consent of a majority of shareholders, subsequent to the appropriate filing with and approval by the U.S. Securities and Exchange Commission of the requisite informational statement. Although preparations will be commenced to file the informational statement, it should be noted that the company must first file its form 10-KSB for the 12 month period ending December 31, 2005. The company anticipates filing its 10-KSB in a timely manner, that being by March 31, 2005, or in the event an extension is obtained, by April 15, 2005.

--------------------
(8) The company will include in the process of obtaining shareholder approval, provisions for the proposed reverse stock split, as further described below.

Provo International Inc.
February 25, 2005
Page 13 of 31


         The Board will also provide the necessary approvals and resolutions allowing the company to proceed with the proposed financing, and the proposed licensing agreement with Cardiff University.

         Finally, during this 3 month period the company will complete at least $750,000 in additional equity financing and conversion of existing debt.(9) In addition to setting the stage for continued plan execution, by the end of this quarter, March 31, 2005, shareholder's deficit will thereby be reduced to [$50,000].

         The projected income statement and balance sheet for the 3 months ending March 31, 2005 under these circumstances would be as follows:

        Projected Income Statement
US $ 000's
                                  31-Mar-05
                                 -----------
Revenues                               150

Cost of Revenues                       (85)
Selling, general & admin*             (240)

                                 -----------
EBITDA                                (175)

Depreciation & amortization              0

Interest                               (25)

Taxes                                    0

                                 -----------
Net Income                            (200)
                                 ===========



-----------------
(9) This equity financing and debt conversion reference relates specifically to paragraph 3 of the attached financing term sheet (exhibit "B"), and represents the first half (50%) of the initial $1.5 million in equity financing and debt conversion.

Provo International Inc.
February 25, 2005
Page 14 of 31



SG&A represents approximately $180,000 in corporate overhead and expenses, including legal and accounting, and an additional $60,000 relating to actual operations.






                             Projected Balance Sheet
US $ 000's
                                   Projected      Quarter 1  Effect of      Per Plan
                                   31-Dec-04      31-Mar-05    Plan         31-Mar-05
ASSETS

Current assets                          376            176        200            376

Property & Equipment-net                 73             73                        73

Goodwill                                  0              0                         0

Other assets                             88             88                        88
                                 ----------    -----------  ---------     -----------
                                        537            337                       537
                                 ==========    =========== ==========    ===========

LIABIITIES & STOCKHOLDER'S EQUITY

Current liabilities                     430            430      (150)            280

Debt                                    707            707      (400)            307

Equity                                (600)          (800)                      (50)

                                 ----------    ----------- ---------     -----------
                                        537            337                       537
                                 ==========    =========== =========     ===========


* Effect of plan represents $750,000 in debt conversion and equity financing

         For the purpose of facilitating staff review of the company's level of success in meeting its goals for this plan period, the following is a summary of the measurable and demonstrable events expected to be completed by March 31, 2005:

1.       Completion and acceptance by AMEX of plan of compliance;

2.       Approval   and  adoption  by  Board  of  Directors  of  final  plan  of compliance;

3.       Publicly announce status of plan of compliance;

4.       Resolution by Board of Directors accepting final financing term sheet;

5.       File form 10-KSB for 12 months ending December 31, 2004;

6. Resolution by Board of Directors authorizing information proxy relating to Provo Mexico unwind and financing, as required;

7. Commence preparation of informational statement or proxy statement, as appropriate;

Provo International Inc.
February 25, 2005
Page 15 of 31

8. Resolution by Board of Directors authorizing execution of final licensing agreement with Cardiff College Consultants, Inc.;

9.       Complete new equity  financing and debt conversion  totaling  $750,000;
         and

10. Show 3 month period ending March 31, 2005 balance sheet reflecting shareholder's deficit of [$50,000].(10)



                          3 Months Ending June 30, 2005

         During the 3 month period ending June 30, 2005, the company will continue to focus on launching its Paycard product line, and developing, acquiring and licensing additional technology products and services primarily related to areas of anti-terrorism and homeland security. In addition, the company will continue with the administrative process and details necessary to complete the Provo Mexico unwind and financing program.

         In this regard, the company will close on the licensing agreement addressed in the previously described letter of intent with University College Cardiff Consultants Ltd., which relates to a compound for use against viral agents of bio-terror, specifically involving the smallpox virus. The company will also endeavor to execute a letter of intent for the licensing or acquisition of an additional compound or product line similarly related to bio-terrorism, homeland security, or other high tech opportunity.

         The company will also establish a record date for the purpose of filing its preliminary informational statement with the SEC, and file its preliminary statement. Thereafter, the company will file its definitive informational statement with the SEC, and approximately 21 calendar days later, formalize the shareholder vote by written majority consent.(11)

-------------------------
(10) In the event an unexpected loss occurs during any given quarterly period, or the company otherwise fails to substantially comply with its projected shareholder's equity goals, such shortfall will be addressed and compensated for during the subsequent 3 month plan period by additional equity financing or debt conversion.

(11) The actual record date and date of filing of the definitive informational statement is subject to change based upon the response and depth of comments from the SEC. Any postponements or other delays as a result of SEC comments will not affect the other goals set forth in this plan.

Provo International Inc.
February 25, 2005
Page 16 of 31


         Financial results for the 3 month period ending June 30, 2005, will be as planned. The company will close a total of $1.25 million in equity financing and debt conversion during the period, with shareholder equity increasing to $800,000. This shareholder equity reflects: 1) the projected shareholder's deficit at March 31, 2005 of [$50,000], 2) the projected loss from operations of approximately $200,000 for the 3 months ending June 30, 2005; and 3) the closing of an additional $1.05 million (net of $1.25 million less $200,000 in costs and fees) in equity financing and debt conversion. The projected income statement and balance sheet for the 3 months ending June 30, 2005 under these circumstances would be as follows:

                           Projected Income Statement
US $ 000's
                                                                30-Jun-05
                                                         --------------------
Revenues                                                              150

Cost of Revenues                                                      (85)
Selling, general & admin*                                            (240)

                                                         --------------------
EBITDA                                                               (175)

Depreciation & amortization                                             0

Interest                                                              (25)

Taxes                                                                   0

                                                         --------------------
Net Income                                                           (200)
                                                         ====================

*SG&A  represents  approximately  $180,000 in corporate  overhead and  expenses,
including  legal  and  accounting,   and  an  additional   $60,000  relating  to
operations.

Provo International Inc.
February 25, 2005
Page 17 of 31



                                  Projected Balance Sheet
US $ 000's
                                    Projected        Quarter 2   Effect of       Per Plan
                                    31-Mar-05        30-Jun-05     Plan*        30-Jun-05
ASSETS

Current assets                             376             176        700              876

Property & Equipment-net                    73              73                          73

Goodwill                                     0               0                           0

Other assets                                88              88                          88
                                   ------------    -----------   --------       ----------
                                           537             337        700           1,037
                                   ============    ===========   ========       ==========
LIABIITIES & STOCKHOLDER'S EQUITY

Current liabilities                        280             280       (150)             130

Debt                                       307             307       (200)             107

Equity                                     (50)           (250)     1,050              800
                                  ------------     -----------   --------       ----------
                                           537             337        700            1,037
                                   ============ === ============ ========       ==========


* Effect of plan represents $1.25 million gross/ $1.05 million net debt conversion and new equity financing

         For the purpose of facilitating staff review of the company's level of success in meeting its goals for this plan period, the following is a summary of the measurable and demonstrable events expected to be completed by June 30, 2005:

1.       Close licensing agreement with Cardiff University;

2. Enter into LOI for the license or acquisition of additional product or compound;

3. Establish record date for shareholder approval of unwind, financing, and reverse stock split;

4.       File preliminary informational statement with SEC;

5.       Respond to SEC comments on preliminary statement;

6.       File definitive statement with SEC (but see footnote "11");

7.       Mail definitive statement to shareholders of record;

8.       Formalize shareholder vote by consent of majority;

Provo International Inc.
February 25, 2005
Page 18 of 31

9.       Close Provo Mexico unwind;

10.      Close $1.25 million gross in new equity financing; and

11. Show 3 month period ending June 30, 2005 balance sheet reflecting shareholder's equity of $800,000.


                       3 Months Ending September 30, 2005

         In the third calendar quarter of 2005, the company will continue the technological development of its existing products and services, and begin trending toward creating additional and new revenue sources from both company owned and licensed products and services, as well as potential operating and revenue producing acquisition and licensing targets.

         During this period, the company will close on an additional licensing or acquisition transaction, as referred to in the prior period (reference is made in the above discussion for the 3 month period ending June 30, 2005, to the execution of a letter of intent to license or acquire an additional compound or product line similarly related to bio-terrorism, homeland security, or other high tech opportunity). Also during this time the company will identify a third new product line or compound in a related industry, but with a stronger focus on a revenue producing entity or product. A letter of intent to acquire or license this new product or entity will be executed during this period.

         In the event the company has not yet filed its definitive informational statement as a result of delays caused by SEC comments, the company will also continue with those efforts.

         Financial results for the 3 month period ending September 30, 2005, will show that the company closed on an additional $1.5 million in new equity financing, with shareholder equity increasing to $1.9 million. This increased shareholder equity is a result of:: 1) the projected shareholder's equity at June 30, 2005 of $800,000; 2) the projected loss from operations of approximately $200,000 for the 3 months ending September 30, 2005; and 3) the closing of an additional $1.3 million (net of $1.5 million gross) in equity financing. The projected income statement and balance sheet for the 3 months ending September 30, 2005, are as follows:

Provo International Inc.
February 25, 2005
Page 19 of 31
                           Projected Income Statement
US $ 000's
                                                               30-Sep-05
                                                          ---------------
Revenues                                                              150

Cost of Revenues                                                      (85)
Selling, general & admin*                                            (240)

                                                          ---------------
EBITDA                                                               (175)

Depreciation & amortization                                             0

Interest                                                              (25)

Taxes                                                                   0

                                                         ----------------
Net Income                                                           (200)
                                                         ================

*SG&A  represents  approximately  $180,000 in corporate  overhead and  expenses,
including  legal  and  accounting,   and  an  additional   $60,000  relating  to
operations.


                             Projected Balance Sheet
US $ 000's
                             Projected          Quarter 3    Effect of     Per Plan
                             30-Jun-05          30-Sep-05     Plan*        30-Sep-05
ASSETS

Current assets                      876             676        1,100           1,776

Property & Equipment-net             73              73                           73

Goodwill                              0               0                            0

Other assets                         88              88                           88
                            -----------        --------    ---------     ----------
                                  1,037             837        1,100          1,937
                            ===========        ========   ==========     ===========

LIABIITIES & STOCKHOLDER'S EQUITY

Current liabilities                 130             130        (100)             30

Debt                                107             107        (100)              7

Equity                              800             600        1,300          1,900
                            -----------        --------    ---------     ----------
                                  1,037             837        1,100          1,937
                            ===========        ========    =========     ==========

* Effect of plan represents $1.5 million gross/ $1.3 million net new equity financing

Provo International Inc.
February 25, 2005
Page 20 of 31

         As in each section above, for the purpose of facilitating staff review of the company's level of success in meeting its goals for this plan period, the following is a summary of the measurable and demonstrable events expected to be completed by September 30, 2005:

1.       Close on second licensing or acquisition transaction;

2. Identify and execute LOI for the license or acquisition of a third new product or compound;

3.       If not  yet  completed,  continue  to  respond  to SEC  comments,  file
         definitive   statement,   mail  to  shareholders,   obtain  shareholder
         approval, and close Provo Mexico unwind;

4.       Close $1.5 million gross in new equity financing; and


5. Show 3 month period ending September 30, 2005 balance sheet reflecting shareholder's equity of $1.9 million.

                        3 Months Ending December 31, 2005

         During the 3 month period ending December 31, 2005, the company will begin to realize the effects of its growth strategy from an income statement perspective, recognizing increased revenue and lower operational losses for the first time in this plan. The income statement for this period will reflect an increase in revenue from the previously stable $150,000 per quarter, to $225,000 for the current quarter. Moreover, operational losses will decrease for the period from the ($200,000) during the previous quarters, to ($100,000). The decrease in losses will be a direct result of the increase in revenue, and the elimination of interest expenses.

         As the company continues its product development and acquisition programs, it will further its goals of creating revenue and profits through a diversified portfolio of high tech products and services. During this quarter, the company will close on its third licensing or acquisition transaction as identified in the previous quarter. In addition, the company will develop a detailed plan for calendar year 2006 for the purpose of growing revenue and producing profits.

         Financial activity for the 3 month period ending December 31, 2005 will include an additional $2 million in equity financing with shareholder equity increasing to $3.6 million. This increase in shareholder equity will be the result of: 1) the projected shareholder's equity at September 30, 2005 of $1.9 million; 2) the projected loss from operations of $100,000 for this period; and
3) the closing of an additional $1.8 million (net of $2 million less $200,000 in costs and fees) in equity financing. Thus, the income statement and balance sheet for the 3 month period ending December 31, 2005, will be as follows:

Provo International Inc.
February 25, 2005
Page 21 of 31
                           Projected Income Statement
US $ 000's
                                                                    31-Dec-05
                                                        ---------------------
Revenues                                                                 225

Cost of Revenues                                                         (85)
Selling, general & admin*                                               (240)

                                                        --------------------
EBITDA                                                                  (100)

Depreciation & amortization                                                0

Interest                                                                   0

Taxes                                                                      0

                                                        --------------------
Net Income                                                             (100)
                                                        ====================

*SG&A  represents  approximately  $180,000 in corporate  overhead and  expenses,
Including  legal  and  accounting,   and  an  additional   $60,000  relating  to
operations.

Provo International Inc.
February 25, 2005
Page 22 of 31



                             Projected Balance Sheet
US $ 000's
                             Projected        Quarter 4     Effect of      Per Plan
                             30-Sep-05        31-Dec-05       Plan*        31-Dec-05
ASSETS

Current assets                    1,776           1,676       1,800           3,476

Property & Equipment-net             73              73                          73

Goodwill                              0               0                           0

Other assets                         88              88                          88
                            -----------     -----------   ----------     -----------
                                  1,937           1,837       1,800            3,637
                            ===========     ===========   ==========     ===========

LIABIITIES & STOCKHOLDER'S EQUITY

Current liabilities                  30              30                          30

Debt                                  7               7                           7

Equity                            1,900           1,800       1,800           3,600
                            -----------     -----------   ----------     -----------
                                  1,937           1,837       1,800           3,637
                            ===========     ===========   ==========     ===========


* Effect of plan represents $2 million gross/ $1.8 million net new equity financing


         The following is a summary of the measurable and demonstrable events expected to be completed by December 31, 2005:

1. Show financial results reflecting revenue increase to $225,000 for period, and decrease in operational losses to ($100,000);

2.       Close third new licensing or acquisition transaction;

3. Develop and adopt revenue growth and profitability plan for January 1, 2006 execution;

4.       Close $2.0 million in equity financing; and

5. Show 3 month period ending December 31, 2005 balance sheet reflecting shareholder's equity of $3.6 million.

Provo International Inc.
February 25, 2005
Page 23 of 31

                         3 Months Ending March 31, 2006

         The first calendar quarter of 2006 will continue to show growth in revenue and a decrease in losses, in addition to the expanded capitalization of the company and continued increase in shareholder equity. The income statement at quarter end will show $400,000 in revenue, up from $225,000 in the prior quarter. As a result of the increased revenues, operations will be breakeven for the period. In furtherance of these advancements toward revenue growth and operational profitability, the company will adopt and commence execution of the revenue growth and profitability plan developed during the prior 3 month period.

         As always, the company will continue the technological development of its existing products and services. Additionally, the company will identify and attempt to execute a letter of intent with a revenue producing acquisition target within the company's realm of development and operations.

         Financial activity for the 3 months ending March 31, 2006, will include the closing on an additional $1.5 million in new equity financing, and an increase in shareholder equity to $4.9 million. This increase in shareholder equity will be the result of: 1) the projected shareholder's equity at December 31, 2005 of $3.6 million; 2) no operational losses for the period; and 3) the closing of an additional $1.3 million (net of $1.5 million gross) in equity financing. The projected income statement and balance sheet for the 3 months ending March 31, 2006, are as follows:

Provo International Inc.
February 25, 2005
Page 24 of 31



        Projected Income Statement
US $ 000's
                                 31-Mar-06
                                 -----------
Revenues                                400

Cost of Revenues                      (160)
Selling, general & admin*             (240)

                                 -----------
EBITDA                                    0

Depreciation & amortization               0

Interest                                  0

Taxes                                     0

                                 -----------
Net Income                                0
                                 ===========



                           Projected Balance Sheet
US $ 000's
                          Projected       Quarter 1    Effect of      Per Plan
                          31-Dec-05       31-Mar-06      Plan*       31-Mar-06
ASSETS

Current assets                 3,476           3,476        1,300         4,776

Property & Equipment-net          73              73                         73

Goodwill                           0               0                          0

Other assets                      88              88                         88

                         ------------    ------------ ------------   -----------
                               3,637           3,637        1,300         4,937
                         ============    ============ ============   ===========

LIABIITIES & STOCKHOLDER'S EQUITY

Current liabilities               30              30                          30

Debt                               7               7                           7

Equity                         3,600           3,600        1,300          4,900

                         ------------    ------------ ------------   -----------
                               3,637           3,637        1,300          4,937
                         ============    ============ ============   ===========

* Effect of plan represents $1.5 million gross/ $1.3 million net new equity financing

         The following is a summary of the measurable and demonstrable events expected to be completed by March 31, 2006:

Provo International Inc.
February 25, 2005
Page 25 of 31


     1. Show financial results reflecting revenue increase to $400,000 for period, and decrease in operational losses to breakeven;

     2. Commence execution of revenue growth and profitability plan developed in the 4th quarter of 2005;

     3. Identify revenue producing product or entity and execute letter of intent to acquire;

     4.   Close $1.5 million in equity financing; and

     5. Show 3 month period ending March 31, 2006 balance sheet reflecting shareholder's equity of $4.9 million.


                          3 Months Ending June 30, 2006

         The 3 month period ending June 30, 2006 will be the final full 3 month period of the company's plan of compliance. The complete results of the plan will be reflected at the end of this quarter in revenue, profit, substantial shareholder equity, and the continuing operation of a strong, growing American Stock Exchange listed high technology company with a multitude of successful divisions, products and services.

         Specifically, the company will show revenue of at least $800,000 for the period, with an operating profit of no less than $300,000, and net income of $210,000. Execution of the company's revenue growth and profitability plan will be clear, obvious and measurable as reflected above. The company will close the revenue producing acquisition identified in the prior quarter, as well as an additional $1.5 million in equity financing.

         The balance sheet at period end will reflect an increase in shareholder equity to $6.41 million, resulting from: 1) the projected shareholder's equity at March 31, 2006 of $4.9 million; 2) net profit for the period of $210,000; and
3) the closing of an additional $1.3 million (net of $1.5 million gross) in equity financing. The projected income statement and balance sheet for the 3 months ending June 30, 2006 are as follow:

Provo International Inc.
February 25, 2005
Page 26 of 31




        Projected Income Statement
US $ 000's
                                 30-Jun-06
                                 -----------
Revenues                                800

Cost of Revenues                      (200)
Selling, general & admin*             (300)

                                 -----------
EBITDA                                  300

Depreciation & amortization               0

Interest                                  0

Taxes                                  (90)

                                 -----------
Net Income                              210
                                 ===========

                              Projected Balance Sheet
US $ 000's
                             Projected     Quarter 2   Effect of     Per Plan
                             31-Mar-06     30-Jun-06     Plan*      30-Jun-06
ASSETS

Current assets                    4,776         4,986       1,300        6,286

Property & Equipment-net             73            73                       73

Goodwill                              0             0                        0

Other assets                         88            88                       88

                            ------------  -----------  -----------  -----------
                                  4,937         5,147       1,300        6,447
                            ============  ============ ===========  ===========

LIABIITIES & STOCKHOLDER'S EQUITY

Current liabilities                  30            30                       30

Debt                                  7             7                        7

Equity                            4,900         5,110       1,300        6,410

                            ------------  -----------  -----------  -----------
                                  4,937         5,147       1,300        6,447
                            ============  ============ ===========  ===========

* Effect of plan represents $1.5 million gross/ $1.3 million net new equity financing


         The following is a summary of the measurable and demonstrable events expected to be completed by June 30, 2006, being the final full quarter of the company's plan, thus available for the staff as a tool for use in determining the company's substantial compliance with this plan:

Provo International Inc.
February 25, 2005
Page 27 of 31


1. Show financial results reflecting revenue for the period of $800,000, up 433% from the start of the compliance plan period;

2. Show financial results reflecting operational profit for the period of $300,000, and net income of $210,000, up from a quarterly loss of ($200,000);

3. Continued execution of revenue growth and profitability plan, evidenced by revenue and profit growth;

4.       Close on acquisition of revenue producing product or entity;

5. Close $1.5 million in equity financing; and 6. Show 3 month period ending June 30, 2006 balance sheet reflecting shareholder's equity of $6.41 million.

                       End of Plan Period - July 18, 2006

         The company's plan of compliance is expected to be completed by June 30, 2006. However, the company believes it is prudent to request the full amount of time available pursuant to the Company Guide of 18 months from the date of the notification letter, allowing for the incidental completion of any minor matters, including the preparation of financial reports for the period ending June 30, 2006. Thus, the company respectfully requests the period of July 1, 2006 through July 18, 2006, to be available for any incidental matters which may be required for completion of this plan.

Provo International Inc.
February 25, 2005
Page 28 of 31

                                 Section Closing

         It is respectfully brought to the attention of the reviewing staff that the end results shown here are compelling for a number of reasons. First, assuming the company performs as planned, at June 30, 2006, as regarding the issues of operational losses and shareholder's equity, the company will be back in compliance with the continued listing standards of the American Stock Exchange as a result of its shareholder's equity of $6.41 million, and the discontinuation of substantial operational losses.(12) However, and even more gripping, the company's operations at plan end will be profitable and growing. As a result, at year end 2006, with a profitable operation for the year, pursuant to section 1003(a)(ii) of the Company Guide, the shareholder's equity requirement will be reduced to $4 million, yet the company will have at least $6.8 million in shareholder's equity without any further percentage increase in revenue or profits for the remainder of 2006.

------------------------
(12) It is further respectfully submitted that these results will satisfy not only section 1003(a)(iii) of the company guide requiring $6 million in shareholder's equity, but the requirements of section 1003(a)(iv) will also be fulfilled since there will be very little debt, and substantial current assets.

Provo International Inc.
February 25, 2005
Page 29 of 31

2. RESPONSE RELATING TO SECTION 301 COMPLIANCE REGARDING THE LISTING OF ADDITIONAL SHARES

         The company has been advised that there is the appearance that it may have issued additional securities without having first filed an application with the Exchange for such issuances. In accordance with the Exchange's letter of January 18, 2005, this matter has been addressed under separate cover by letter to the Exchange dated February 2, 2005. As part of this compliance plan, it is represented herein that the company will follow all instructions relating thereto as received from the Exchange, and continue to respond in a timely manner.

Provo International Inc.
February 25, 2005
Page 30 of 31

3. STRATEGIC PLAN OF COMPLIANCE AS RELATING TO THE LOW PER SHARE STOCK PRICE OF THE COMPANY

         In its letter to the company dated January 18, 2005, the Exchange notified the company that, among other items as described and addressed above, the company's common stock has been trading at a low level, raising the question whether the stock is suitable for auction market trading. In furtherance of this issue, the Exchange has deemed it appropriate for the company to effect a reverse stock split as a measure to address the low stock price.

         The company fully intends to comply with the recommendations of the Exchange. After lengthy consultations with company counsel and its investment bankers relating to this issue, we have determined that it is appropriate, reasonable and necessary to effectuate a 1 share for 20 shares reverse stock split as part of this compliance plan. Upon execution of this reverse stock split, and assuming the completion of the Provo Mexico unwind described above, the company expects that the number of shares issued and outstanding will be reduced from approximately 45 million currently, to approximately 1.15 million.(13) With a current market capitalization of approximately $5 million, the theoretical result of the Provo Mexico share retirement and a 1 for 20 reverse split should be an increase in the company's stock price from the current $.11 to approximately $4.34. Although there can be no assurance the actual stock price will be or remain at such a price, the reduction in the number of outstanding shares appears to be reasonable and necessary under the circumstances.

         As regarding the timing of the proposed reverse split, the staff's attention is respectfully directed to that section of the compliance plan above entitled "3 Months Ending June 30, 2005", and footnote "8" related thereto. There, the company describes its immediate need and intention to obtain shareholder approval for the Provo Mexico unwind, among other matters. As noted in footnote "8", the company will include in its preliminary and definitive informational statement filings information regarding this proposed 1 for 20 reverse stock split, and will obtain shareholder approval as soon as possible.

----------------------
(13) Of the approximately 45 million shares of common stock currently issued and outstanding, the prior owners of Provo Mexico hold about 22 million shares of the company's common stock and common stock equivalents. These shares will be retired upon the completion of the Provo Mexico unwind, leaving 23 million shares outstanding. Upon effectuation of the proposed 1 for 20 reverse split, the company will then have approximately 1.15 million shares outstanding.

Provo International Inc.
February 25, 2005
Page 31 of 31


                                   CONCLUSION

         The  company  is  prepared  to  provide  any  additional   material  or
information required, as well as to make any recommended modifications or clarifying entries to this plan as necessary. We are appreciative for this opportunity to provide to the Exchange our plans for the company's future, and for compliance with the continued listing standards of AMEX. Thank you for your kind attention and continued assistance.


                                       Sincerely,
                                       /s/ Stephen J. Cole-Hatchard, CEO
                                       ---------------------------------
                                       Stephen J. Cole-Hatchard, CEO
                                       Provo International Inc.